400,000 SHARES

                         ARTESIAN RESOURCES CORPORATION

                         CLASS A NON-VOTING COMMON STOCK

                               -------------------

                             UNDERWRITING AGREEMENT

                               -------------------



                                                      Philadelphia, Pennsylvania
                                                                  April __, 1999


JANNEY MONTGOMERY SCOTT INC.
Representative of the Several
Underwriters Named in Schedule I Hereto
1801 Market Street
Philadelphia, PA 19103

Ladies and Gentlemen:

     Artesian Resources Corporation, a Delaware corporation ("Artesian Resources"), proposes to sell to Janney Montgomery Scott Inc. (the "Representative") and the several other underwriters named in Schedule I hereto (together with the Representative, the "Underwriters") 400,000 shares of Artesian Resources' Class A Non-Voting Common Stock, par value $1 per share ("Class A Non-Voting Common Stock"). The Class A Non-Voting Common Stock to be sold to the Underwriters by Artesian Resources are referred to herein as the "Firm Shares." The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Firm Shares shall be offered to the public at a public offering price of $ per Firm Share (the "Offering Price").


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     In order to cover over-allotments in the sale of the Firm Shares, the
Underwriters may purchase for the Underwriters' own accounts up to 60,000 additional shares of Class A NonVoting Common Stock from Artesian Resources. Such 60,000 additional shares of Class A NonVoting Common Stock are referred to herein as the "Optional Shares." If any Optional Shares are purchased, the Optional Shares shall be purchased for offering to the public at the Offering Price and in accordance with the terms and conditions set forth herein. The Firm Shares and the Optional Shares are referred to collectively herein as the "Shares."

     1. Representations and Warranties of Artesian Resources. Artesian Resources represents and warrants to, and agrees with, the several Underwriters that:

        (a) Artesian Resources has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times, and has filed with the SEC a registration statement on Form S-2 (File No. 333-72159) and one or more amendments thereto for the purpose of registering the Shares under the Act. Copies of such registration statement and any amendments thereto, and all forms of the related prospectus contained therein, have been delivered to the Representative. Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations is hereinafter called a "Preliminary Prospectus." The various parts of such registration statement, including all exhibits thereto and the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations in accordance with Section 5(a) of this Agreement and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations, are hereinafter collectively called the "Registration Statement." The final prospectus in the form included in the Registration Statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations, is hereinafter called the "Prospectus." All references to the Registration Statement, the Preliminary Prospectus and the Prospectus include all documents incorporated therein by reference. If Artesian Resources has filed an abbreviated registration statement to register additional Class A Non-Voting Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.


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


        (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to institute proceedings with respect to such an order. No stop order suspending the sale of the Shares in any jurisdiction designated by the Representative as provided for in Section 5(f) hereof has been issued, and no proceedings for that purpose have been instituted or threatened. Artesian Resources has complied in all material respects with all requests of the SEC, or requests of which Artesian Resources has been advised of any state or foreign securities commission in a state or foreign jurisdiction designated by the Representative as provided for in Section 5(f) hereof, for additional information to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus. Each Preliminary Prospectus conformed to all the requirements of the Act and the Regulations as of its date in all material respects and did not as of its date contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon and in conformity with information supplied to Artesian Resources in writing by or on behalf of any Underwriter through the Representative expressly for use therein. The Registration Statement, on the date on which it was declared effective by the SEC (the "Effective Date") and when any post-effective amendment thereof shall become effective, and the Prospectus, at the time it is filed with the SEC including, if applicable, pursuant to Rule 424(b), and on the Closing Date (as defined in Section 3 hereof) and any Option Closing Date (as defined in Section 4(b) hereof), conformed and will conform in all material respects to all the requirements of the Act and the Regulations, and did not and will not, on any of such dates, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to Artesian Resources in writing by or on behalf of any Underwriter through the Representative expressly for use therein.

        (c) The documents incorporated by reference into the Prospectus pursuant to Item 12 of Form S-2 under the Act, at the time they were filed with the SEC, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act") and the Exchange Act Rules and Regulations and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.


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        (d) Artesian Resources is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its current business as described in the Prospectus, and to execute, deliver and perform this Agreement. Artesian Wastewater Management, Inc., a Delaware corporation ("Artesian Wastewater"), is a wholly owned subsidiary of Artesian Resources. Artesian Development Corporation, a Delaware corporation ("Artesian Development") is also a wholly owned subsidiary of Artesian Resources. Each of Artesian Wastewater and Artesian Development are corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary power and authority, corporate and otherwise, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate their properties and to conduct their current business. Artesian Water Company, Inc. ("Artesian Water") is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority, and all required licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as described in the Prospectus. Artesian Resources, Artesian Water, Artesian Wastewater and Artesian Development are duly qualified to do business as foreign corporations, and are in good standing, in all jurisdictions in which such qualification is required, except where the failure to so qualify would not have a material adverse effect on the general affairs, properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects (collectively, the "Business Conditions") of Artesian Resources, Artesian Water, Artesian Wastewater and Artesian Development taken as a whole. All references herein to Artesian Water shall collectively refer to Artesian Water, Artesian Wastewater and Artesian Development, unless otherwise noted and references to materiality as applicable to Artesian Water shall mean material to the Business Conditions, operations or assets, as the case may be, of Artesian Water, Artesian Wastewater and Artesian Development taken as a whole.

        (e) All of the outstanding shares of capital stock of Artesian Water have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Artesian Resources free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock or ownership interests in Artesian Water or securities convertible into or exchangeable for capital stock of, or other ownership interests in, Artesian Water are outstanding except as disclosed in the Prospectus. Neither Artesian Resources nor Artesian Water owns any stock or other interest whatsoever, whether equity or debt, in any corporation, partnership or other entity other than Artesian Resources' ownership of Artesian Water, Artesian Wastewater and Artesian Development, except that


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Artesian Water (alone and not together with Artesian Wastewater or Artesian
Development) also has a non-regulated subsidiary, Southwood Corporation, and Artesian Wastewater is a member of the limited liability company, AquaStructure Delaware, L.L.C.

        (f) This Agreement has been duly authorized, executed and delivered by Artesian Resources and constitutes its legal, valid and binding obligation, enforceable against Artesian Resources in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity and except, as to this Agreement, as rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

        (g) The execution, delivery and performance of this Agreement and the transactions contemplated herein, do not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any term or provision of Artesian Resources' or Artesian Water's Certificate of Incorporation or Bylaws; (ii) result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of Artesian Resources or Artesian Water or require any payment by Artesian Resources or Artesian Water or impose any liability on Artesian Resources or Artesian Water pursuant to, any contract, indenture, mortgage, deed of trust, commitment or other agreement or instrument to which Artesian Resources or Artesian Water is a party or by which any of their properties are bound or affected other than this Agreement; (iii) assuming compliance with Blue Sky laws and the rules of the National Association of Securities Dealers, Inc. (the "NASD") applicable to the offer and sale of the Shares, violate any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over Artesian Resources or Artesian Water or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of Artesian Resources' or Artesian Water's corporate power and authority to own or lease and operate their respective properties and conduct their respective businesses.

        (h) At the date or dates indicated in the Prospectus, Artesian Resources had the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization" and will have, as of the issuance of the Firm Shares on the Closing Date, the as adjusted capitalization set forth therein as of the date indicated in the Prospectus. On the Effective Date, the Closing Date and any Option Closing Date, there will be no options or warrants or other outstanding rights to purchase, agreements or obligations to issue or agreements or other rights to convert or exchange any obligation or security into, capital stock of Artesian Resources or securities convertible into or exchangeable for capital stock of Artesian Resources,


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except as described in the Prospectus or the grant of options after the date of the Prospectus under option plans of the Company. The information in the Prospectus insofar as it relates to all outstanding options and other rights to acquire securities of Artesian Resources as of the Effective Date and immediately prior to the Closing Date and any Option Closing Date is true and correct in all material respects.

        (i) The currently outstanding shares of Artesian Resources' capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of Artesian Resources' capital stock has been issued in violation of any preemptive rights of any security holder of Artesian Resources. The holders of the outstanding shares of Artesian Resources' capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of Artesian Resources' capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of Artesian Resources, including, without limitation, the outstanding Class A Non-Voting Common Stock, the Shares being issued, and the outstanding options to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Prospectus, and such descriptions conform in all material respects with the instruments defining the same.

        (j) When the Shares have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates representing the Shares are in proper legal form under, and conform in all respects to the requirements of, the Delaware General Corporation law, as amended (the "DGCL"). Neither the filing of the Registration Statement nor the offering or sale of Shares as contemplated by this Agreement gives any security holder of Artesian Resources any rights for or relating to the registration of any Class A Non-Voting Common Stock or any other capital stock of Artesian Resources or any rights to convert or have redeemed or otherwise receive anything of value with respect to any other security of Artesian Resources.

        (k) No consent, approval, authorization, order, registration, license or permit of, or filing or registration with, any court, government, governmental agency, instrumentality or other regulatory body or official is required for the valid and legal execution, delivery and performance by Artesian Resources of this Agreement and the consummation of the transactions contemplated hereby or described in the Prospectus, except such as may be required for the registration of the Shares under the Act, the Exchange Act, and for compliance with the applicable state securities or Blue Sky laws or the Bylaws, rules and other pronouncements of the NASD.


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        (l) The Class A Non-Voting Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act. The issued and outstanding shares of Class A Non-Voting Common Stock are included for quotation on the Nasdaq National Market. Neither Artesian Resources nor, to Artesian Resources' knowledge, any other person has taken any action designed to cause, or likely to result in, the termination of the registration of the Class A Non-Voting Common Stock under the Exchange Act. Artesian Resources has not received any notification that the SEC or the NASD is contemplating terminating such registration or inclusion.

        (m) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to contracts, agreements or other documents, are accurate in all material respects and present or summarize fairly, in all material respects, the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that have not been so described, referred to or filed, as required.

        (n) Each contract or other instrument (however characterized or described) to which Artesian Resources or Artesian Water is a party or by which any of their respective properties or businesses is bound or affected and which is material to the conduct of Artesian Resources', or Artesian Water's, business has been duly and validly executed by Artesian Resources or Artesian Water, as applicable, and, to the knowledge of Artesian Resources, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable in all material respects against the parties thereto in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to applicability of general principles of equity, and neither Artesian Resources nor Artesian Water is, and to the knowledge of Artesian Resources, no other party is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default under any such contract or other instrument. All necessary consents under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

        (o) The consolidated financial statements of Artesian Resources (including the notes thereto) filed as part of any Preliminary Prospectus, the Prospectus and the Registration Statement present fairly, in all material respects, the financial position of Artesian Resources as of the respective dates thereof, and the results of operations and cash flows of Artesian Resources for the periods indicated therein, all in conformity with generally accepted accounting principles. The supporting notes included in the Registration Statement fairly state in all material respects the information required to be stated therein in relation to the financial


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statements taken as a whole. The financial information included in the
Prospectus under the captions "Prospectus Summary - Summary Consolidated Financial Information," and "Selected Consolidated Financial Information" presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The unaudited pro forma adjustments to financial information included in the Registration Statement have been properly applied to the historical amounts in the compilation of that information to reflect the sale by Artesian Resources of 400,000 shares of Common Stock offered thereby at an assumed offering or actual price set forth in the Preliminary Prospectus or the Prospectus, as the case may be, and the application of the estimated net proceeds therefrom.

        (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (i) any material adverse change (including, whether or not insured against, any material loss or damage to any material assets), or development involving a prospective material adverse change, in the Business Conditions of Artesian Resources; (ii) any material adverse change, loss, reduction, termination or non-renewal of any material contract to which Artesian Resources or Artesian Water is a party; (iii) any transaction entered into by Artesian Resources or Artesian Water not in the ordinary course of its business that is material to Artesian Resources; (iv) any dividend or distribution of any kind declared, paid or made by Artesian Resources on its capital stock, except for and to the extent described in the Prospectus; (v) any liabilities or obligations, direct or indirect, incurred by Artesian Resources or Artesian Water that are material to Artesian Resources or Artesian Water; (vi) any change in the capitalization of Artesian Resources or Artesian Water; or (vii) any change in the indebtedness of Artesian Resources or Artesian Water that is material to Artesian Resources or Artesian Water. Neither Artesian Resources or Artesian Water has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

        (q) Artesian Resources has not distributed, and will not distribute, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act and the Regulations. Neither Artesian Resources nor any of its officers, directors or affiliates has taken, nor shall Artesian Resources or such persons take, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Class A Non-Voting Common Stock.

        (r) Artesian Resources and Artesian Water have filed with the appropriate federal, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions


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of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by them to the extent that the same have become due. Neither Artesian Resources nor Artesian Water has executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax and neither of them is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against Artesian Resources or Artesian Water that might materially adversely affect the Business Conditions of Artesian Resources or Artesian Water.

        (s) KPMG LLP, which has given its report on certain financial statements included as part of the Registration Statement, is a firm of independent certified public accountants as required by the Act and the Regulations with respect to Artesian Resources.

        (t) Neither Artesian Resources nor Artesian Water is in violation of, or in default under, any of the terms or provisions of (i) its Certificate of Incorporation or Bylaws or similar governing instruments, (ii) any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which it is a party or by which it or any of its assets or properties is bound or affected, (iii) any law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over it or any of its properties or business, or
(iv) any license, permit, certification, registration, approval, consent or franchise, except with respect to clause (ii), (iii) or (iv) above, where any such default would be reasonably expected to have a material adverse effect on the Business Conditions of Artesian Resources, or Artesian Water.

        (u) Except as expressly disclosed in the Prospectus, there are no claims, actions, suits, protests, proceedings, arbitrations, investigations or inquiries pending before, or, to Artesian Resources' knowledge, threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which Artesian Resources, or Artesian Water is or may be made a party that could reasonably be expected to affect the validity of any of the outstanding Class A Non-Voting Common Stock, or that, if determined adversely to Artesian Resources or Artesian Water would, in any case or in the aggregate, result in any material adverse change in the Business Conditions of Artesian Resources, nor to Artesian Resources' knowledge is there any reasonable basis for any such claim, action, suit, protest, proceeding, arbitration, investigation or inquiry. There are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining Artesian Resources or Artesian Water from, or requiring Artesian


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Resources or Artesian Water to take or refrain from taking, any action, or to which Artesian Resources or Artesian Water or their properties, assets or businesses are bound or subject.

        (v) Each of Artesian Resources and Artesian Water owns, or possesses adequate rights to use, all patents, patent applications, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for Artesian Resources' or Artesian Water's business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of Artesian Resources and Artesian Water as described in the Prospectus (collectively, the "Intellectual Property"). To Artesian Resources' knowledge, neither Artesian Resources nor Artesian Water has infringed, is infringing and Artesian Resources and Artesian Water have not received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially adversely affect the Business Conditions of Artesian Resources, and Artesian Resources knows of no reasonable basis therefor. To the knowledge of Artesian Resources, no other parties have infringed upon or are in conflict with any Intellectual Property. Neither Artesian Resources nor Artesian Water is a party to, or bound by, any agreement pursuant to which royalties, honorariums or fees are payable by Artesian Resources or Artesian Water to any person by reason of the ownership or use of any Intellectual Property.

        (w) Each of Artesian Resources and Artesian Water has good and marketable title to all property described in the Prospectus as being owned by it, free and clear of all liens, security interests, charges or encumbrances and the like, except such as are expressly described or referred to in the Prospectus or such as do not materially adversely affect the Business Conditions or the conduct of the business of Artesian Resources and Artesian Water as described in the Prospectus. Each of Artesian Resources and Artesian Water has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by Artesian Resources to be adequate, and maintains insurance against such other risks as management of Artesian Resources deems appropriate. All real and personal property leased by Artesian Resources and Artesian Water as described or referred to in the Prospectus, is held by Artesian Resources and Artesian Water as applicable, under valid leases. The executive offices and facilities of Artesian Resources and Artesian Water (the "Premises"), and all operations presently or formerly conducted thereon by Artesian Resources or Artesian Water or any predecessors thereof, are now and, since Artesian Resources or Artesian Water began to use such Premises, always have been and, to the knowledge of Artesian Resources prior to when Artesian Resources or Artesian Water began to use such Premises, always had been, in compliance with


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all federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, "the Environmental laws"), except to the extent that any failure in such compliance would not materially adversely affect the Business Conditions of Artesian Resources or Artesian Water. To the knowledge of Artesian Resources, the facilities of Artesian Resources and Artesian Water produce water of sufficient quality and quantity to supply the current and planned customers and service areas of Artesian Resources and Artesian Water, and are not subject to any restriction on groundwater withdrawal under any federal, state or local law, regulation, rule, order or permit, except as expressly described in the Prospectus or as provided in State of Delaware allocation permits and such as do not materially adversely affect the Business Conditions or the conduct of the business of Artesian Resources and Artesian Water as described in the Prospectus. To the knowledge of Artesian Resources, there are no conditions on, about, beneath or arising from the Premises, in close proximity to the Premises or at any other location that might give rise to liability, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," as defined herein, under any of the Environmental laws, or affect the quality of the groundwater withdrawn by Artesian Resources or Artesian Water, and that would materially adversely affect the Business Conditions of Artesian Resources except as described in the Prospectus. Except as expressly disclosed in the Prospectus, or which will not materially adversely affect the Business Conditions of Artesian Resources (i) neither Artesian Resources nor Artesian Water has received notice or has knowledge of any claim, demand, investigation, regulatory action, suit or other action instituted or threatened against Artesian Resources or Artesian Water or any portion of the Premises or any parcel in close proximity to the Premises relating to any of the Environmental laws and (ii) neither Artesian Resources or Artesian Water has received any notice of material violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances"
(as defined by applicable Environmental laws) on, about, beneath, arising from or generated at the Premises, near the Premises or at any other location. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act,
42 U.S.C. 9601(23)-9601(25).

        (x) Each of Artesian Resources and Artesian Water maintain a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific


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authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        (y) Artesian Resources, Artesian Water and any Related Employer (which for purposes of this Paragraph means any entity that with Artesian Resources or Artesian Water is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986 as amended (the "Code"), is, individually or collectively, a trade or business under common control within the meaning of Section 414(c) of the Code, or is a member of the same affiliated service group within the meaning of Section 414(m) of the Code) have established, maintain, contribute to, are required to contribute to, are a party to, or are bound by certain pension, retirement, profit-sharing plans, deferred compensation, bonus, or other incentive plans, or medical, vision, dental, or other health plans, or life insurance or disability plans, or any other employee benefit plans, programs, arrangements, agreements, or understandings, some of which are subject to the Employee Retirement Income Security Act of 1974 as amended ("ERISA") and the rules and regulations thereunder ("Plans"). Any disclosure regarding the Plans required under the Act or the Exchange Act has been made in the Prospectus and the documents incorporated therein. All Plans that are subject to ERISA are in compliance with ERISA, in all material respects, and, to the extent a Plan is intended to be tax-qualified within the meaning of Section 401(a) of the Code, such Plan is in compliance with the Code in all material respects and is the subject of a current favorable determination letter from the Internal Revenue Service as to its tax qualification. No Plan is an employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, a defined benefit plan subject to Title IV of ERISA, or a multiemployer plan. Neither Artesian Resources nor Artesian Water nor any Related Employer maintains or has maintained retiree life or retiree health insurance plans that are employee welfare benefit plans providing for continuing benefit or coverage for any employee or any beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code and except as disclosed in the Prospectus. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA and Section 4975 of the Code. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multiemployer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

        (z) No labor dispute exists with Artesian Resources' or Artesian Water's employees, and to Artesian Resources' knowledge, no such labor dispute is threatened. Artesian Resources has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of Artesian Resources or Artesian Water that would materially adversely affect the Business Conditions of Artesian

Resources or Artesian Water. None of Artesian Resources' or Artesian Water's employees is covered by a collective bargaining agreement and no union organizing activity exists with respect to any of such employees.

        (aa) Neither Artesian Resources nor Artesian Water has incurred any liability for any finder's fees or similar payments in connection with the transactions contemplated herein other than as disclosed in the Prospectus.

        (bb) Artesian Resources is familiar with the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and has in the past conducted, and Artesian Resources intends to conduct, its affairs in such a manner as to ensure that it will not be an "investment company" within the meaning of the 1940 Act and the rules and regulations thereunder.

        (cc) No statement, representation, warranty or covenant made by Artesian Resources or Artesian Water in this Agreement or in any certificate or document required by this Agreement to be delivered to the Representative is, or as of the Closing Date or any Option Closing Date will be, inaccurate, untrue or incorrect in any material respect. No transaction has occurred or is proposed between or among Artesian Resources or Artesian Water and any of their respective officers, directors or stockholders or any affiliate of the foregoing, or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement and the Prospectus.

        (dd) Neither Artesian Resources or Artesian Water, nor any officer, director, employee, partner, agent or other person acting on behalf of Artesian Resources or Artesian Water has, directly or indirectly, given or agreed to give any money, property or similar benefit or consideration to any customer or supplier (including any employee or agent of any customer or supplier) or official or employee of any agency or instrumentality of any government (foreign or domestic) or political party or candidate for office (foreign or domestic) or any other person who was, is or in the future may be in a position to affect the Business Conditions of Artesian Resources or any actual or proposed business transaction of Artesian Resources or Artesian Water that (i) could subject Artesian Resources or Artesian Water to any liability (including, but not limited to, the payment of monetary damages) or penalty in any civil, criminal or governmental action or proceeding that would have a material adverse effect on the Business Conditions of Artesian Resources or (ii) with respect to Artesian Resources, Artesian Water, or any officer or director thereof, violates any law, rule or regulation to which Artesian Resources or Artesian Water is subject.

        Any certificate signed by any officer of Artesian Resources or Artesian Water in such capacity and delivered to the Representative or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by Artesian Resources or Artesian Water as the case may be, to the several Underwriters as to the matters covered thereby.

     2. Purchase and Sale of Firm Shares. On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, Artesian Resources shall sell the firm Shares to the several Underwriters at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, and the Underwriters, severally and not jointly, shall purchase from Artesian Resources on a firm commitment basis, at the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus, the respective amounts of the Firm Shares set forth opposite their names on Schedule I hereto. In making this Agreement, each Underwriter is contracting severally and not jointly, and except as provided in Sections 4 and 11 hereof, the agreement of each Underwriter is to purchase only that number of Shares specified with respect to that Underwriter in Schedule I hereto. The Underwriters shall offer the Shares to the public as set forth in the Prospectus.

     3. Payment and Delivery. Payment for the Firm Shares shall be made by certified or official bank check or checks payable to the order of Artesian Resources in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or in immediately available funds wired to such accounts as Artesian Resources may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Artesian Resources), against delivery of the Firm Shares to the Representative at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania for the respective accounts of the Underwriters. Such payment and delivery will be made at 10:00 a.m., Philadelphia, Pennsylvania time, on the third business day after the date of this Agreement, or at such other time on the same or such other date, not later than seven business days thereafter as shall be designated in writing by the Representative. Such time and date are referred to herein as the "Closing Date." The certificates representing the Firm Shares to be sold and delivered will be in such denominations and registered in such names as the Representative requests not less than two full business days prior to the Closing Date, and will be made available to the Representative for inspection, checking and packaging at the Philadelphia correspondent office of Artesian Resources' transfer agent not less than one full business day prior to the Closing Date.

     4. Option to Purchase Optional Shares.

        (a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Shares as contemplated by the Prospectus, subject to the terms and conditions herein set forth, the several Underwriters are hereby granted an option by Artesian Resources to purchase all or any part of the Optional Shares (the "Over-allotment Option"). The purchase price to be paid for the Optional Shares shall be the Offering Price less the Underwriting Discounts and Commissions shown on the cover page of the Prospectus. The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters as to all or any part of the Optional Shares at any time and from time to time within 30 days after the date of the Prospectus. No Underwriter shall be under any obligation to purchase any Optional Shares prior to an exercise of the Over-allotment Option.

        (b) The Over-allotment Option granted hereby may be exercised by the Representative on behalf of the several Underwriters by giving notice to Artesian Resources by a letter sent by registered or certified mail, postage prepaid, telex, telegraph, telegram or facsimile (such notice to be effective when received), addressed as provided in Section 13 hereof, setting forth the number of Optional Shares to be purchased, the date and time for delivery of and payment for the Optional Shares and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with the distribution and sale of the Firm Shares. If such notice is given at least two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be not earlier than the Closing Date. If such notice is given after two full business days prior to the Closing Date, the date set forth therein for such delivery and payment shall be a date selected by the Representative not later than five full business days after the exercise of the Over-allotment Option. The date and time set forth in such a notice is referred to herein as an "Option Closing Date," and a closing held pursuant to such a notice is referred to herein as an "Option Closing." Upon each exercise of the Over-allotment Option, and on the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the several Underwriters shall become severally, but not jointly, obligated to purchase from Artesian Resources the number of Optional Shares specified in each notice of exercise of the Over-allotment option (allocated among them in accordance with Section 4(c) hereof).

        (c) The number of Optional Shares to be purchased by each Underwriter pursuant to each exercise of the Over-allotment Option shall be the number that bears the same ratio to the aggregate number of Optional Shares being purchased through such Over-allotment Option exercise as the number of Firm Shares opposite the name of such Underwriter in Schedule I hereto bears to the total number of all Firm Shares. Notwithstanding the foregoing, the number of Optional Shares purchased and sold pursuant to each exercise of the Over-allotment Option shall be subject to such adjustment as the Representative may approve to eliminate fractional shares and subject to the provisions for the allocation of Optional Shares purchased for the purpose of covering over-allotments set forth in the agreement entered into by and among the Underwriters in connection herewith (the "Agreement Among Underwriters").

        (d) Payment for the Optional Shares shall be made to Artesian Resources, by certified or official bank check payable to the order of Artesian Resources, in New York Clearing House (next day) funds, at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, or such other place as shall be agreed upon by Artesian Resources and the Representative, or in immediately available funds wired to such accounts as Artesian Resources may specify (with all costs and expenses incurred by the Underwriters in connection with such settlement in immediately available funds, including, but not limited to, interest or cost of funds and expenses, to be borne by Artesian Resources), against delivery of the Optional Shares to the Representative at the offices of Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania, for the respective accounts of the Underwriters. The certificates representing the Optional Shares to be issued and delivered will be in such denominations and registered in such names as the Representative requests upon reasonable notice prior to such Option Closing Date, and will be made available to the Representative for inspection, checking and packaging at the Philadelphia correspondent office of Artesian Resources' transfer agent at a reasonable time in advance of such Option Closing Date.

     5. Certain Covenants and Agreements of Artesian Resources. Artesian Resources covenants and agrees with the several Underwriters as follows:

        (a) If Rule 430A of the Regulations is employed, Artesian Resources will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Representative of the time and manner of such filing.

        (b) Artesian Resources will not file or publish any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus at any time before the completion (in the opinion of the Underwriters' counsel) of the distribution of the Shares by the Underwriters that is not (i) in compliance with the Regulations and (ii) approved by the Representative (such approval not to be unreasonably withheld or delayed).

        (c) Artesian Resources will advise the Representative immediately, and confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise, (ii) any Rule 462(b) Registration Statement is filed, (iii) of the receipt of any comments from the SEC concerning the Registration Statement,
(iv) when any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed, (v) of any request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information, (vi) during the period when the Prospectus is required to be delivered under the Act and Regulations, of the happening of any event as a result of which the Registration Statement or the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, (vii) during the period noted in clause (vi) above, of the need to amend the Registration Statement or supplement the Prospectus to comply with the Act, (viii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, and (ix) of the suspension of the qualification of any of the Shares for offering or sale in any jurisdiction in which the Underwriters intend to make such offers or sales, or the initiation or threatening of any proceedings for any of such purposes known to Artesian Resources. Artesian Resources will use its best efforts to prevent the issuance of any such stop order or of any order preventing or suspending such use, and if any such order is issued, to obtain as soon as possible the lifting thereof.

        (d) Artesian Resources has delivered to the Representative, without charge, as many copies of each Preliminary Prospectus as the Representative has reasonably requested. Artesian Resources will deliver to the Representative, without charge, from time to time during the period when delivery of the Prospectus is required under the Act, such number of copies of the Prospectus (as supplemented or amended) as the Representative may reasonably request. Artesian Resources hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or Blue Sky laws of the states or foreign jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. Artesian Resources has furnished or will furnish to the Representative at least three original signed copies of the Registration Statement as originally filed and of all amendments and supplements thereto, whether filed before or after the Effective Date, at least three copies of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative may reasonably request.

        (e) Artesian Resources will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

        (f) Artesian Resources will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions in which the Representative determines to offer the Shares, after consultation with Artesian Resources, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, Artesian Resources would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. Artesian Resources will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offering and sale. Artesian Resources will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the listing of the Shares on the Nasdaq National Market. Artesian Resources will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for a period of three years from the Effective Date.

        (g) Subject to Section 5(b) hereof, in case of any event (occurring at any time within the period during which, in the opinion of counsel for the Underwriters, a prospectus is required to be delivered under the Act or the Regulations), as a result of which any Preliminary Prospectus or the Prospectus, as then amended or supplemented, would contain, in the opinion of counsel for the Underwriters, an untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or, if it is necessary at any time to amend any Preliminary Prospectus or the Prospectus to comply with the Act or the Regulations or any applicable securities or Blue Sky laws, Artesian Resources promptly will prepare and file with the SEC, and any applicable state and foreign securities commission, an amendment, supplement or document that will correct such statement or omission or effect such compliance and will furnish to the several Underwriters such number of copies of such amendments, supplements or documents (in form and substance satisfactory to the Representative and counsel for the Underwriters) as the Representative may reasonably request. For purposes of this Section 5(g), Artesian Resources will provide such information to the Representative, the Underwriters' counsel and counsel to Artesian Resources as shall be necessary to enable such persons to consult with Artesian Resources with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document, and shall furnish to the

Representative and the Underwriters' counsel such further information as each may from time to time reasonably request.

        (h) Artesian Resources will make generally available to its security holders not later than 45 days after the end of the period covered thereby, an earnings statement of Artesian Resources (which need not be audited unless required by the Act or the Regulations) that shall comply with Section 11(a) of the Act and Rule 158 thereunder and cover a period of at least 12 consecutive months beginning not later than the first day of Artesian Resources' fiscal quarter next following the Effective Date (or, if later, the effective date of the Rule 462(b) Registration Statement).

        (i) For a period of three years from the Effective Date, Artesian Resources will deliver to the Representative and, upon request, to each of the
Underwriters: (i) a copy of each report or document, including, without limitation, reports on Forms 8-K, 10-K and 10-Q (or such similar forms as may be designated by the SEC), registration statements and any exhibits thereto, filed or furnished to the SEC or any securities exchange or the NASD, on the date each such report or document is so filed or furnished; (ii) as soon as practicable, copies of any reports or communications (financial or other) of Artesian Resources mailed to its security holders; and (iii) every material press release in respect of Artesian Resources or its affairs that is released or prepared by Artesian Resources.

        (j) During the course of the distribution of the Shares, Artesian Resources will not take, directly or indirectly, any action designed to, or that could reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

        (k) Artesian Resources has caused each person listed on Schedule II hereto to execute an agreement (a "Lock-up Agreement") in form and substance satisfactory to the Representative and the Underwriters' counsel which provides that for a period of 90 days from the date of the final Prospectus, as amended or supplemented, such persons will not, without the prior written consent of the Representative, directly or indirectly, sell, offer or contract to sell or grant any option to purchase or otherwise dispose of any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for any shares of Common Stock). Artesian Resources has delivered such agreements to the Representative prior to the date of this Agreement. Appropriate stop transfer instructions will be issued by Artesian Resources to the transfer agent for the Class A Non-Voting Common Stock, and a copy of such instructions will be delivered to the Representative.

        (l) For a period of 90 days after the Effective Date, Artesian Resources will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any Class A Non-Voting Common Stock or any securities convertible into or exercisable for any Class A Non-Voting Common Stock or grant options to purchase any Class A Non-Voting Common Stock, except
(i) the issuance of Class A NonVoting Common Stock upon the exercise of currently outstanding options and warrants as described in the Prospectus, (ii) the grant of options to purchase Class A Non-Voting Common Stock under Artesian Resources' currently outstanding stock option plans and the issuance of Class A Non-Voting Common Stock upon the exercise thereof and (iii) the issuance of Class A Non-Voting Common Stock under Artesian Resources' Dividend Reinvestment Plan and 401(k) Plan.

        (m) For a period of three years from the Effective Date, Artesian Resources will use all reasonable efforts to maintain the listing of the Class A Non-Voting Common Stock (including, without limitation, the Shares) on the Nasdaq National Market or on a national securities exchange.

        (n) Artesian Resources shall, at its sole cost and expense, supply and deliver to the Representative and the Underwriters' counsel, within a reasonable period from the Closing Date, transaction binders in such number and in such form and content as the Representative reasonably requests.

        (o) Artesian Resources will use the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.

     6. Payment of Fees and Expenses.

        (a) Whether or not the transactions contemplated by this Agreement are consummated and regardless of the reason this Agreement is terminated, Artesian Resources will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of Artesian Resources under this Agreement, including: (i) the fees and expenses of the accountants and counsel for Artesian Resources incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectuses and the Prospectus and any amendments or supplements thereto; (ii) printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' Questionnaire, the power of attorney executed by each of the Underwriters, the Selected Dealer Agreement and related documents and the Preliminary Blue Sky Memorandum (and any supplement thereto); (iii) the costs and expenses (other than fees and expenses of the

Underwriters' counsel, except such fees incurred in connection with Blue Sky and NASD filings or exemptions as provided herein) incident to the authentication, issuance, sale and delivery of the Shares to the Underwriters; (iv) the fees, expenses and all other costs of qualifying the Shares for sale under the securities or Blue Sky laws of those states or foreign jurisdictions in which the Shares are to be offered or sold, including the reasonable fees and expenses of Underwriters' counsel and such local counsel as may have been reasonably required and retained for such purpose, except such fees and expenses shall not exceed $5,000; (v) the fees, expenses and other costs of, or incident to, securing any review or approvals by or from the NASD, including the reasonable fees and expenses of the Underwriters' counsel, subject to the limitation on fees set forth in clause (iv) above; (vi) the filing fees of the SEC; (vii) the cost of furnishing to the Underwriters copies of the Registration Statement, Preliminary Prospectuses and Prospectuses as herein provided; (viii) Artesian Resources' travel expenses in connection with meetings with the brokerage community and institutional investors; (ix) the costs and expenses associated with settlement in same day funds (including, but not limited to, interest or cost of funds expenses), if desired by Artesian Resources; (x) any fees or costs payable to the Nasdaq National Market as a result of the offering; (xi) the cost of printing certificates for the Shares; (xii) the costs and charges of any transfer agent; (xiii) the reasonable costs of advertising the offering, including, without limitation, with respect to the placement of "tombstone" advertisements in publications selected by the Representative; (xiv) all taxes, if any, on the issuance, delivery and transfer of the Shares sold by Artesian Resources; and (xv) all other costs and expenses reasonably incident to the performance of Artesian Resources' obligations hereunder that are not otherwise specifically provided for in this Section 6(a); provided, however, that, except as specifically set forth in Section 6(c) hereof, the Underwriters shall be responsible for their out-of-pocket expenses, including those associated with meetings with the brokerage community and institutional investors, other than Artesian Resources' travel expenses, and the fees and expenses of their counsel for other than with respect to Blue Sky and NASD matters.

        (b) Artesian Resources shall pay as due any state or foreign registration, qualification and filing fees and any accountable out-of-pocket disbursements in connection with such registration, qualification or filing in the states and foreign jurisdictions in which the Representative determines to offer or sell the Shares.

        (c) On the Closing Date, Artesian Resources shall pay the Representative a non-accountable expense allowance in the amount of $50,000.

        (d) If (i) the Underwriters are willing to proceed with the offering, and the transactions contemplated by this Agreement are not consummated because Artesian Resources elects not to proceed with the offering for any reason or
(ii) the Representative
terminates this Agreement pursuant to Section 10(b) hereof, then Artesian Resources will pay to the Representative the amount provided in Section 6(c).

     7. Conditions of Underwriters' Obligations. The obligation of each Underwriter to purchase and pay for the Firm Shares that it has agreed to purchase hereunder on the Closing Date, and to purchase and pay for any Optional Shares as to which it exercises its right to purchase under Section 4 on an Option Closing Date, is subject at the date hereof, the Closing Date and any Option Closing Date to the continuing accuracy and fulfillment of the representations and warranties of Artesian Resources, to the performance by Artesian Resources of its covenants and obligations hereunder, and to the following additional conditions:

        (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations. On or prior to the Closing Date or any Option Closing Date, as the case may be, no stop order or other order preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein) or the sale of any of the Shares shall have been issued under the Act or any state or foreign securities law, and no proceedings for that purpose shall have been initiated or shall be pending or, to the Representative's knowledge or the knowledge of Artesian Resources, shall be contemplated by the SEC or by any authority in any jurisdiction designated by the Representative pursuant to
Section 5(f) hereof. Any request on the part of the SEC or any state or foreign securities authority for additional information shall have been complied with to the reasonable satisfaction of counsel for the Underwriters.

        (b) All corporate proceedings and other matters incident to the authorization, form and validity of this Agreement, the Shares and the form of the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all material respects to counsel for the Underwriters. Artesian Resources shall have furnished to such counsel all documents and information that they may have reasonably requested to enable them to pass upon such matters. The Representative shall have received from the Underwriters' counsel, Ballard Spahr Andrews & Ingersoll, LLP an opinion, dated as of the Closing Date and any Option Closing Date, as the case may be, and addressed to the Representative individually and as representative of the several Underwriters, which opinion shall be satisfactory in all respects to the Representative.

        (c) The Representative shall have received a copy of an executed Lock-up Agreement from each person listed on Schedule II hereto.

        (d) The Representative shall have received at or prior to the Closing Date from the Underwriters' counsel a memorandum or summary, in form and substance satisfactory to the Representative, with respect to the qualification for offering and sale by the Underwriters of the Shares under the securities or Blue Sky laws of such jurisdictions designated by the Representative pursuant to
Section 5(f) hereof.

        (e) On the Closing Date and any Option Closing Date, there shall have been delivered to the Representative signed opinions of Morgan, Lewis & Bockius LLP and Morris Nichols Arsht & Tunnell, counsels for Artesian Resources, dated as of each such date and addressed to the Representative individually and as representative of the several Underwriters to the effect set forth in Exhibits A and B hereto or to such effect as is otherwise reasonably satisfactory to the Representative.

        (f) At the Closing Date and any Option Closing Date: (i) the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and in all material respects shall conform to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the Business Conditions of Artesian Resources from that set forth therein, whether or not arising in the ordinary course of business; (iii) since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there shall have been no event or transaction, contract or agreement entered into by Artesian Resources or Artesian Water other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus; (iv) since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there shall have been no material adverse change, loss, reduction, termination or non-renewal of any contract to which Artesian Resources or Artesian Water is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and (v) no action, suit or proceeding at law or in equity shall be pending or threatened against Artesian Resources or Artesian Water that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings shall be pending or threatened against or directly affecting Artesian Resources or Artesian Water before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the Business Conditions of Artesian Resources.

        (g) The Representative shall have received at the Closing Date and any Option Closing Date certificates of the Chief Executive Officer and the Chief Financial Officer of Artesian Resources dated as of the date of the Closing Date or Option Closing Date, as the case may be, and addressed to the Representative, individually and as representatives of the several Underwriters, to the effect that (i) the representations and warranties of Artesian Resources in this Agreement are true and correct, as if made at and as of the Closing Date or the Option Closing Date, as the case may be, and that Artesian Resources has complied with all the agreements, fulfilled all the covenants and satisfied all the conditions on its part to be performed, fulfilled or satisfied at or prior to the Closing Date or the Option Closing Date, as the case may be, and (ii) the signers of the certificate have carefully examined the Registration Statement and the Prospectus and any amendments or supplements thereto, and the conditions set forth in Section 7(g) hereof have been satisfied.

        (h) At the time this Agreement is executed and at the Closing Date and any Option Closing Date the Representative shall have received a letter, dated the date of delivery thereof, addressed to the Representative, individually and as representative of the several Underwriters, in form and substance satisfactory to the Representative in all respects (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) from KPMG LLP:

            (i) confirming they are independent certified public accountants within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

            (ii) stating that, in their opinion, the consolidated financial statements, schedules and notes of Artesian Resources audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

            (iii) stating that, on the basis of specified procedures, which included a reading of the latest available unaudited interim consolidated financial statements of Artesian Resources (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the stockholders and the Boards of Directors of Artesian Resources and Artesian Water and the Audit and Personnel, Compensation and Benefits Committees of such Boards and inquiries to certain officers and other employees of Artesian Resources and Artesian Water responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that at a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock (other than (1) the issuance of Class A Non-Voting Common Stock upon the exercise of currently outstanding options and warrants as described in the Prospectus, (2) the grant of options to purchase Class A Non-Voting Common Stock under Artesian Resources' currently outstanding stock options plans and the issuance of Class A Non-Voting Common Stock upon the exercise thereof and (3) the issuance of Class A Non-Voting Common Stock under Artesian Resources' Dividend Reinvestment Plan and 401(k) Plan), increase in long-term debt of Artesian Resources or any decrease in consolidated net current assets or stockholders equity of Artesian Resources as compared with the amounts shown in the December 31, 1998 audited balance sheets of Artesian Resources included in the Registration Statement or that for the periods from December 31, 1998 to the date of the latest available unaudited financial statements of Artesian Resources, if any, and to a specified date not more than five days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriters shall in their sole discretion accept.

            (iv) stating that they have compared specific dollar amounts (or percentages derived from such dollar amounts), numbers of shares and other numerical data and financial information set forth in the Registration Statement that have been reasonably specified by the Representative prior to the date of this Agreement (in each case to the extent that such dollar amounts, percentages and other information is derived from the general accounting records subject to the internal controls of Artesian Resources' or Artesian Water's accounting systems, or has been derived directly from such accounting records by analysis or comparison or has been derived from other records and analyses maintained or prepared by Artesian Resources or Artesian Water) with the results obtained from the application of readings, inquiries and other appropriate procedures set forth in the letter, and found them to be in agreement.

        All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

            (i) There shall have been duly tendered to the Representative for the respective accounts of the Underwriters, certificates representing all of the Shares to be purchased by the Underwriters on the Closing Date or Option Closing Date, as the case may be.

        (j) All corporate and other proceedings and other matters incident to the authorization, form and validity of this Agreement and the form of the Registration Statement and Prospectus and all other legal matters related to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all respects to counsel to the Underwriters. Artesian Resources shall have furnished to such counsel all documents and information that they shall have reasonably requested to enable them to pass upon such matters.

        (k) At the Closing Date and any Option Closing Date, the Representative shall have been furnished such additional documents, information and certificates as they shall have reasonably requested.

        All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representative and the Underwriters' counsel. Artesian Resources shall furnish the Representative with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request. If any condition to the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date or any Option Closing Date, as the case may be, is not fulfilled, the Representative may on behalf of the several Underwriters, terminate this Agreement with respect to the Closing Date or such Option Closing Date, as applicable, or, if they so elect, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriters to Artesian Resources.

     8. Indemnification and Contribution.

        (a) Artesian Resources shall indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter within the meaning of the Act, against any and all loss, liability, claim, damage and expense whatsoever, including, but not limited to, any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or in connection with any investigation or inquiry of, or action or proceeding that may be brought against, the respective indemnified parties, arising out of or based upon any breach of Artesian Resources' representations and warranties made in this Agreement or any untrue statements or alleged untrue statements of material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, any application or other document filed in any jurisdiction in order to qualify all or any part of the Shares under the securities laws thereof or filed with the SEC or the NASD (in this Section 8 collectively called "application"), or the omission or alleged omission from any of the foregoing of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing indemnity shall not apply in respect of any statement or omission made in reliance upon and in conformity with written information furnished to Artesian Resources by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be; and further provided, however, that the indemnification contained in this Section 8(a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that Artesian Resources has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The obligations of Artesian Resources under this Section 8(a) will be in addition to any liability Artesian Resources may otherwise have.

        (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless Artesian Resources, each of the directors of Artesian Resources, each of the officers of Artesian Resources who shall have signed the Registration Statement, and each other person, if any, who controls Artesian Resources within the meaning of the Act to the same extent as the foregoing indemnities from Artesian Resources to the several Underwriters, but only with respect to any and all loss, liability, claim, damage or expense resulting from statements or omissions, or alleged statements or omissions, if any, made in any Preliminary Prospectus, Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC in reliance upon, and in conformity with written information furnished to Artesian Resources by any Underwriter through the Representative expressly for use in any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment or supplement thereof or any application or in any communication to the SEC, as the case may be. The obligations of each Underwriter under this
Section 8(b) will be in addition to any liability which such Underwriter may otherwise have.

        (c) If any action, inquiry, investigation or proceeding is brought against any person in respect of which indemnification may be sought pursuant to
Section 8(a) or (b) hereof, such person (hereinafter called the "indemnified party") shall, promptly after notification of, or receipt of service of process for, such action, inquiry, investigation or proceeding, notify in writing the party or parties against whom indemnification is to be sought (hereinafter called the "indemnifying party") of the institution of such action, inquiry, investigation or proceeding. The indemnifying party, upon the request of the indemnified party, shall assume the defense of such action, inquiry, investigation or proceeding, including, without limitation, the employment of counsel (reasonably satisfactory to such indemnified party) and payment of expenses. No indemnification provided for in this Section 8 shall be available to any indemnified party who shall fail to give such notice if the indemnifying party does not have knowledge of such action, inquiry, investigation or proceeding to the extent that such indemnifying party has been materially prejudiced by the failure to give such notice, but the omission to so notify the indemnifying party shall not relieve the indemnifying party otherwise than under this Section
8. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or if the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party or if such indemnified party or parties shall have been advised by counsel that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, in any of which events the indemnified party or parties shall be entitled to select counsel to conduct the defense to the extent determined by such counsel to be necessary to protect the interests of the indemnified party or parties, and the reasonable fees and expenses of such counsel shall be borne by the indemnifying party. The indemnifying party shall be responsible for the fees and disbursements of only one such counsel so engaged by the indemnified party or parties. Expenses covered by the indemnification in this Section 8 shall be paid by the indemnifying party as they are incurred by the indemnified party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Anything in this
Section 8 to the contrary notwithstanding an indemnifying party shall not be liable for any settlement of a claim effected without its written consent, which consent shall not be unreasonably withheld.

        (d) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8(a) or (b) hereof in respect of any losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to therein, except by reason of the failure to give notice as required in
Section 8(c) hereof (provided that the indemnifying party does not have knowledge of the action, inquiry, investigation or proceeding and to the extent such party has been materially prejudiced by the failure to give such notice), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof in such proportion as is appropriate to reflect the relative benefits received by Artesian Resources on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of Artesian Resources on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims or expenses (or actions, inquiries, investigations or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by Artesian Resources on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by Artesian Resources bears to the total underwriting discount and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Artesian Resources on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

        Artesian Resources and the Underwriters agree that it would not be just and equitable if contributions to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, liabilities, claims, damages or expenses (or actions, inquiries, investigations or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), (i) the provisions of the Agreement Among Underwriters shall govern contribution among Underwriters, (ii) no Underwriter (except as provided in the Agreement Among Underwriters) shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their individual underwriting obligations and not joint.

     9. Representations and Agreements to Survive Delivery. Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements at the Closing Date and any Option Closing Date. All such representations, warranties and agreements of the Underwriters and Artesian Resources, including, without limitation, the indemnity and contribution agreements contained in Section 8 hereof and the agreements contained in Sections 6, 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, and shall survive delivery of the Shares and termination of this Agreement, whether before or after the Closing Date or any Option Closing Date.

     10. Effective Date of This Agreement and Termination Hereof.

         (a) This Agreement shall become effective at 10:00 a.m., Philadelphia, Pennsylvania time, on the first business day following the Effective Date or at the time of the public offering by the Underwriters of the Shares, whichever is earlier, except that the provisions of Sections 6, 8, 9 and 10 hereof shall be effective upon execution hereof. The time of the public offering, for the purpose of this Section 10, shall mean the time when any of the Shares are first released by the Underwriters for offering by dealers. The Representative and Artesian Resources may prevent the provisions of this Agreement (other than those contained in Sections 6, 8, 9 and 10) hereof from becoming effective without liability of any party to any other party, except as noted below, by giving the notice indicated in Section 10(c) hereof before the time the other provisions of this Agreement become effective.

         (b) The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Option Closing Date as provided in Sections 7 and 11 hereof or if any of the following have occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the Business Conditions of Artesian Resources, whether or not arising in the ordinary course of business, that would, in the Representative's opinion, make the offering or delivery of the Shares impracticable; (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic, political or financial market conditions if the effect on the financial markets of the United States of such outbreak, calamity, crisis or change would, in the Representative's opinion, make the offering or delivery of the Shares impracticable; (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or the over-the-counter market or any setting of minimum prices for trading or the promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representative's opinion materially and adversely affects trading on such exchange or the over-the-counter market; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in the Representative's opinion materially and adversely affects or will materially or adversely affect the business or operations of Artesian Resources ; (v) declaration of a banking moratorium by the United States, New York or Pennsylvania authorities; (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representative's opinion has a material adverse effect on the securities markets in the United States; or
(vii) trading in any securities of Artesian Resources shall have been suspended or halted by NASD or the SEC.

         (c) If the Representative elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 10, the Representative shall notify Artesian Resources hereof promptly by telephone, telex, telegraph, telegram or facsimile, confirmed by letter.

     11. Default by an Underwriter.

         (a) If any Underwriter or Underwriters shall default in its or their obligation to purchase Firm Shares or Optional Shares hereunder, and if the Firm Shares or Optional Shares with respect to which such default relates do not exceed in the aggregate 10% of the number of Firm Shares or Optional Shares, as the case may be, that all Underwriters have agreed to purchase on the relevant Closing Date or Option Closing Date, then the Representative may make arrangements satisfactory to Artesian Resources for the purchase of such Firm Shares by other persons, including any of the Underwriters, but if no such arrangements are made by the relevant Closing Date or Option Closing Date, such Firm Shares or Optional Shares to which the default relates shall be purchased severally by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

         (b) If such default relates to more than 10% of the Firm Shares or Optional Shares, as the case may be, the Representative may in its discretion arrange for another party or parties (including a non-defaulting Underwriter) to purchase such Firm Shares or Optional Shares to which such default relates, on the terms contained herein. In the event that the Representative does not arrange for the purchase of the Firm Shares or Optional Shares to which a default relates as provided in this Section 11, this Agreement may be terminated by the Representative or by Artesian Resources without liability on the part of the non-defaulting several Underwriters (except as provided in Section 8 hereof) or Artesian Resources (except as provided in Sections 6 and 8 hereof); provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares or any Optional Shares purchased prior to such termination. Nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to Artesian Resources for damages occasioned by its default hereunder.

         (c) If the Firm Shares or Optional Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties, the Representative or Artesian Resources shall have the right to postpone the Closing Date or any Option Closing Date, as the case may be, for a reasonable period but not in any event exceeding seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and Artesian Resources agrees to file promptly any amendment to the Registration Statement or supplement to the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary. The terms "Underwriters" and "Underwriter" as used in this Agreement shall include any party substituted under this Section 11 with like effect as if it had originally been a party to this Agreement with respect to such Firm Shares and/or Optional Shares.

     12. Information Furnished by Underwriters. The statement set forth on the last paragraph at the bottom of the cover page of the Prospectus regarding the terms of the Offering by the Underwriters, the legends below the table of contents on page 3 of the Prospectus regarding stabilization and passive market making, the identity of the Underwriters set forth in the first paragraph under the heading "Underwriting", the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting", the representations with respect to stabilization activities in the sixth paragraph under the heading "Underwriting," the seventh paragraph under the caption "Underwriting" regarding passive market making and discretionary authority in the ninth paragraph under the heading "Underwriting" constitute the only written information furnished by reference or on behalf of any Underwriter referred to in Sections 1(b) and 8 hereof.

     13. Notice. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and, if sent to any Underwriter, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to such Underwriter, c/o Janney Montgomery Scott Inc., 1801 Market Street, Philadelphia, Pennsylvania 19103, Attention: Mr. William L. Rulon-Miller, facsimile number (215) 665-6197, with a copy to Ballard Spahr Andrews & Ingersoll, LLP, 1735 Market Street, Philadelphia, Pennsylvania 19103,
Attention: Justin P. Klein, Esquire, facsimile number (215) 864-8999; and if sent to Artesian Resources, shall be mailed, delivered, telexed, telegrammed, telegraphed or telecopied and confirmed to Artesian Resources Corporation, 664 Churchmans Road, Newark, Delaware 19702, Attention: Dian C. Taylor, facsimile number (302) 453-6980, with a copy to Morgan, Lewis & Bockius LLP,

1701 Market Street, Philadelphia, PA 19103, Attention: John F. Bales, III, Esquire, facsimile number (215) 963-5299.

     14. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the several Underwriters, Artesian Resources and the controlling persons, directors and officers thereof, and their respective successors, assigns, heirs and legal representatives, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The terms "successors" and "assigns" shall not include any purchaser of the Shares merely because of such purchase.

     15. Definition of Business Day. For purposes of this Agreement, "business day" means any day on which the Nasdaq National Market is opened for trading.

     16. Counterparts. This Agreement may be executed in one or more counterparts and all such counterparts will constitute one and the same instrument.

     17. Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within such Commonwealth.


         If the foregoing correctly sets forth your understanding of our agreement, please sign and return to Artesian Resources the enclosed duplicate hereof, whereupon it will become a binding agreement in accordance with its terms.

                                      Very truly yours,

                                      ARTESIAN RESOURCES CORPORATION


                                      By:
                                          -------------------------------
                                          Dian C. Taylor
                                          President and Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

JANNEY MONTGOMERY SCOTT INC.
As Representative of the Several Underwriters named in Schedule I hereto

By: JANNEY MONTGOMERY SCOTT INC.


By:
    ----------------------------
    Authorized Representative

                                   SCHEDULE I

                            Schedule of Underwriters


                                                          Number of Firm Shares
Underwriter                                                  to be Purchased
-----------                                               ---------------------

Janney Montgomery Scott Inc. ............................

Total ...................................................
                                                               ==========

                                   SCHEDULE II

                  Persons Who Are to Deliver Lock-Up Agreements


         Lock-Up Agreements are to be delivered by the following persons and entities immediately prior to the time the SEC declares the Registration Statement effective:


Kenneth R. Biederman
Joseph A. DiNunzio & Gladys M. DiNunzio
John R. Eisenbrey, Jr. & Susan Eisenbrey
Bruce P. Kraeuter
David B. Spacht & Doreen A. Spacht
Dian C. Taylor
Hilda Taylor
Norman H. Taylor, Jr.
Louisa Taylor Welcher
William H. Taylor, II
John M. Thaeder & Kathleen Thaeder
William C. Wyer

                                    EXHIBIT A
                     Matters to be Covered in the Opinion of
                           Morgan, Lewis & Bockius LLP
                         Counsel for Artesian Resources

     1. Artesian Resources and Artesian Water have been duly organized and are validly existing as corporations in good standing under the laws of the State of Delaware with corporate power and authority to own their properties and conduct their businesses as described in the Prospectus; Artesian Resources and Artesian Water are qualified to transact business in all jurisdictions where the failure to qualify would have a material adverse effect upon the business of Artesian Resources and Artesian Water; the outstanding shares of capital stock of Artesian Water have been duly authorized and validly issued, are fully paid and non-assessable and are owned by Artesian Resources; and, to the best of such counsel's knowledge, the outstanding shares of capital stock of Artesian Water are owned by Artesian Resources free and clear of all liens, encumbrances and security interests, and to the best knowledge of such counsel, no options, warrants or other rights to purchase any shares of capital stock of Artesian Water are outstanding.

     2. Artesian Resources has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of Class A Non-Voting Common Stock and Class B Voting Common Stock (together, the "Common Stock") have been duly authorized; the outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Firm Shares and the Optional Shares (together, the "Shares") conform to the description thereof contained in the Prospectus; certificates for the Shares are in due and proper form; the Shares to be sold by Artesian Resources pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders, by operation of law, or to the knowledge of such counsel, by contract exists with respect to any of the Shares or the issue and sale thereof.

     3. The Registration Statement has become effective under the Act, and no stop order proceedings with respect thereto have been instituted or are pending or, to the best knowledge of such counsel, threatened under the Act.

     4. The Registration Statement, the Preliminary Prospectus, the Prospectus and each amendment or supplement thereto and each document incorporated by reference therein, comply as to form in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements, schedules and other financial information included or incorporated by reference therein).

     5. The statements Under the caption "Description of Capital Stock" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly present the information called for with respect to such documents and matters.

     6. Such counsel does not know of any contracts or documents required to be filed as exhibits to, or incorporated by reference in, the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required, and such required contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

     7. There are no material legal proceedings pending or to the best knowledge of such counsel, threatened against Artesian Resources or Artesian water except as set forth in the Prospectus.

     8. This Agreement has been duly authorized, executed and delivered by Artesian Resources. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of either Artesian Resources or Artesian Water, or any agreement or instrument known to such counsel to which Artesian Resources or Artesian Water is a party or by which either of them may be bound.

     9. No approval, consent, order or authorization by any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other as may be required by the NASD or by State securities and Blue Sky laws as to which such counsel need express no opinion).

     10. Artesian Resources is not an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

     11. In addition to the matters set forth above, such opinion shall also include a statement to the effect that such counsel has participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, and while such counsel (for the purposes of this Paragraph 11) in not passing upon the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, in the course of such review and discussion, no facts came to the attention of such counsel that would cause such counsel to have reason to believe that (a) the Registration Statement or any post-effective amendment thereto on the date it became effective, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or that (b) the Prospectus on the Effective Date, on the date it was filed pursuant to Rule 424(b) and on the Closing Date or Option Closing Date, as the case may be, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; except that with respect to both clause (a) and (b) above such counsel need express no opinion with respect to the financial statements, schedules and the notes thereto included in the Registration Statement or the Prospectus.

     The foregoing opinion may be limited to the laws of the United States and the General Corporation Law of the State of Delaware, and with respect to Paragraph 9 above shall encompass also the laws of the State of Delaware. In rendering such opinion with respect to Paragraph 9 above, such counsel may rely as to matters governed by the laws of the State of Delaware on local counsel in such jurisdiction, provided that they believe that they and the Underwriters are justified in relying on such other counsel. Such counsel may rely as to questions of fact upon the representations of Artesian Resources set forth in this Agreement and upon certificates of officers of Artesian Resources and of government officials, all of which certificates must be satisfactory in form and scope to counsel for the Underwriters.


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


                                    EXHIBIT B

                     Matters to be Covered in the Opinion of
                         Morris Nichols Arsht & Tunnell
                         Counsel for Artesian Resources


     1. There is no further Delaware governmental approval in the nature of a franchise for service territory presently necessary in order for Artesian Water to provide service as a regulated public water utility within the territory defined by (and subject to the terms of) the Certificates of Public Convenience and Necessity which have been issued to Artesian Water by the Delaware Division of Natural Resources and Environmental Control or by orders of the Delaware Public Service Commission.


                                       B-1